                                                                    EXHIBIT 4.11

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
       TENDER OF COMMON SHARE PURCHASE WARRANTS EXPIRING JANUARY 26, 2006
                        WITH AN EXERCISE PRICE OF $4.50
                                       OF

                      ROCKWELL MEDICAL TECHNOLOGIES, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
             5:00 P.M. EASTERN STANDARD TIME ON             , 2005,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) if certificates for Old Warrants (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer and Trust Company (the "Transfer Agent") on or prior to the Expiration Date (as defined in the Prospectus). This form may be delivered by hand,
transmitted by facsimile or mailed to the Transfer Agent. See page   of the
Prospectus.

                 THE TRANSFER AGENT FOR THE EXCHANGE OFFER IS:
                   AMERICAN STOCK TRANSFER AND TRUST COMPANY

                      Facsimile Copy Number: 718-234-5001
                       Confirm by Telephone: 718-921-8317

    By First Class Mail or Overnight Courier:                              By Hand:
     American Stock Transfer & Trust Company               American Stock Transfer & Trust Company
                Operations Center                                       59 Maiden Lane
                 6201 15th Avenue                                     New York, NY 10038
                Brooklyn, NY 11219                             Attn: Reorganization Department
         Attn: Reorganization Department

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.

     THIS NOTICE OF GUARANTEED DELIVERY TO THE TRANSFER AGENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE PROSPECTUS) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate this guarantee to the Transfer Agent and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Prospectus) and certificates for Old Warrants to the Transfer Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:
     The undersigned hereby tenders and surrenders to Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), upon the terms and
subject to the conditions set forth in the Prospectus dated           , 2005
(the "Prospectus") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of Common Share Purchase Warrants expiring January 26, 2006 with an exercise price of $4.50 (the "Old Warrants") of the Company, set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

----------------------------------------------------------------------------
                                         Name(s) of Record Holder(s):
 Number of Old Warrants Tendered:        (please print or type)
----------------------------------------------------------------------------
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 Certificate Nos: (if available)         Address:
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                                         Area Code and Phone: (  )
----------------------------------------------------------------------------
 Check box if Old Warrants will be       Signature:
  tendered by Book-entry Transfer:  [ ]
----------------------------------------------------------------------------
 Tendering Institution:
----------------------------------------------------------------------------
 Account No.:
----------------------------------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)
     The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees the delivery to the Transfer Agent of either the certificates evidencing all tendered Old Warrants, in proper form for transfer, or the Old Warrants pursuant to the procedure for book-entry transfer into the Transfer Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq SmallCap Market trading days after the date hereof.
     The Eligible Institution that completes this form must communicate the guarantee to the Transfer Agent and must deliver the Letter of Transmittal and certificates for Old Warrants to the Transfer Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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Address:
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Authorized Signature:
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Printed Name:
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Title:
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Area Code and Tel. No.:
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Date: ------------------------------ , 2005

NOTE: DO NOT SEND CERTIFICATES FOR OLD WARRANTS WITH THIS NOTICE. CERTIFICATES FOR OLD WARRANTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.